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                                                                   EXHIBIT 10.17

                         BNC NATIONAL BANK OF MINNESOTA
                                 LOAN AGREEMENT

                           Dated as of June 20, 1996

         CONCORDE GAMING CORPORATION, a Colorado corporation, having its mailing address and principal place of business at 3290 Lien Street, P.O. Box 505, Rapid City, South Dakota 57709-0505 ("Parent") and CONCORDE GAMING OF SOUTH DAKOTA, INC., a South Dakota corporation, having its mailing address and principal place of business at 3290 Lien Street, P.O. Box 505, Rapid City, South Dakota 57709-0505 ("Subsidiary") (Parent and Subsidiary shall hereinafter be collectively and individually referred to as the "Co-Borrowers") and BNC NATIONAL BANK OF MINNESOTA, a national banking association, having an office at 200 Metropolitan Centre, 333 South Seventh Street, Minneapolis, MN 55402 (herein called the "Bank"), agree as follows:

1 DEFINITIONS. Capitalized terms in this Agreement have the meanings defined in the accompanying Definitions Supplement, which the Co-Borrowers acknowledge receiving and which is hereby made a part of this Agreement.

2        [Intentionally Deleted.]

3        [Intentionally Deleted.]

4        LOAN COMMITMENT NUMBER 1: THE SHORT-TERM REVOLVER CREDIT COMMITMENT.

         4.1 NATURE AND AMOUNT OF COMMITMENT. Subject to the terms and conditions of this Agreement, the Bank shall make Advances upon the request of either of the Co-Borrowers pursuant to a Short-Term Revolver Credit Commitment. The maximum aggregate principal amount of all Advances outstanding at any one time under the Short-Term Revolver Credit Commitment shall not exceed $500,000.00.

         4.2 THE SHORT-TERM REVOLVING NOTE. The Obligation of the Co-Borrowers to repay Advances made pursuant to the Short-Term Revolver Credit Commitment shall be evidenced by a single Short-Term Revolving Note of the Co-Borrowers in the form of Exhibit A hereto to be made payable to the order of the Bank by the Co-Borrowers in the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00). The aggregate principal amount of the indebtedness evidenced by such Short-Term Revolving Note at any time shall be, however, and the same is to be determined by, the aggregate principal amount of all Advances made to the Co-Borrowers pursuant to the Short-Term Revolver Credit Commitment less the aggregate amount of principal repayments received by the Bank upon the indebtedness evidenced by the Short-Term Revolving Note.
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         4.3     SHORT-TERM REVOLVING NOTE INTEREST.  The outstanding principal indebtedness evidenced by the Short-Term Revolving Note shall bear interest (computed upon the actual number of days elapsed in a 360-day year) at the Reference Rate plus two percent (2.0%) per annum and shall change when, if and to the extent said Reference Rate changes. All accrued and unpaid interest shall be payable in arrears upon the last day of each month, commencing June 30, 1996, and continuing on the last day of each calendar month thereafter and at maturity (whether by acceleration or otherwise).

         4.4 TERMINATION OF SHORT-TERM REVOLVING CREDIT COMMITMENT. The Short-Term Revolving Credit Commitment shall terminate automatically upon the earlier of (aa) June 21, 1997, or (bb) the occurrence of a Default or an Event of Default, and the Bank's obligation to make Advances thereunder shall terminate without notice on such date.

5        LOAN COMMITMENT NO. 2: TERM LOAN COMMITMENT.

         5.1 NATURE AND AMOUNT OF TERM LOAN COMMITMENT. Subject to the terms and conditions of this Agreement, the Bank agrees to a single Advance upon the request of either of the Co-Borrowers to refinance Equipment pursuant to a Term Loan Commitment.

         5.2 THE TERM NOTE. The obligation of Co-Borrowers to repay Advances made under the Term Loan Commitment shall be evidenced by a single note of Co-Borrowers in the form of Exhibit B hereto to be made payable to the order of the Bank by Co-Borrowers in the principal amount of Eight Hundred Thousand and 00/100 Dollars ($800,000.00). The principal balance of the Term Note shall be due and payable in twenty-three (23) installments of $22,222.00 on the last day of each calendar month, commencing July 31, 1996, and one final installment of the remaining principal amount outstanding on June 30, 1998.

         5.3 TERM NOTE INTEREST. The outstanding principal indebtedness evidenced by the Term Note shall bear interest (computed upon the actual number of days elapsed in a 360-day year) from the date hereof until paid at the Reference Rate plus two percent (2.0%) per annum and shall change when, if and to the extent said Reference Rate changes. All accrued and unpaid interest shall be payable in arrears upon the last day of each month, commencing June 30, 1996 and continuing on the last day of each calendar month thereafter and at maturity (whether by acceleration or otherwise). Principal amounts remaining unpaid after the occurrence of a Default or an Event of Default under the Loan Agreement shall bear interest from and after that date in time until paid at a rate of two percent (2%) per annum plus the rate otherwise payable.





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         5.4     TERMINATION OF TERM LOAN COMMITMENT.  The Bank's obligation to make Advances under this Section 5 shall terminate automatically upon the earlier of (aa) thirty (30) days after the execution of this Agreement, or (bb) the occurrence of a Default or an Event of Default.

6        PROCEDURES FOR LOAN REQUESTS/ADVANCES.

         6.1 LOAN REQUESTS AND ADVANCES. The Bank may make Advances to either of the Co-Borrowers in any amount and in any manner requested orally or in writing by any Person authorized to make requests on behalf of the Co-Borrowers. All requests for Advances shall be made in amounts not less than $25,000 unless the Bank decides to accept a loan request for a lesser amount. The proceeds of loans to be made pursuant to this Agreement shall be made available to the Co-Borrowers at the office of the Bank in immediately available funds on the date requested provided that the request is made on a business day prior to 11:00 a.m. This Agreement is subject to the general policies of the Bank regarding the administration of loan requests.

         6.2     [Intentionally Deleted.]

7        [Intentionally Deleted.]

8 OVERADVANCES. If at any time the aggregate principal amount of Advances outstanding under this Agreement or any commitment hereunder shall exceed any limitation set forth herein, the Co-Borrowers shall immediately pay to the Bank the amount by which said principal amount exceeds the limitation.

9        PAYMENT/PREPAYMENT/APPLICATION/FEE.

         9.1 MANNER OF MAKING PAYMENTS. All payments of principal and interest made by the Co-Borrowers in respect of the Obligations shall be made to the Bank at its offices at 200 Metropolitan Centre, 333 South Seventh Street, Minneapolis, MN 55402, and in funds there current not later than 11:00 am. Minneapolis time on the date such payment is due or as the Bank may otherwise direct. Any payments received after 11:00 a.m. Minneapolis time (or after the time the Bank may otherwise direct) shall be deemed received on the following Business Day.

         9.2 PREPAYMENT WITHOUT PENALTY. Co-Borrowers shall have the privilege of prepaying any of the Obligations to the Bank without premium or penalty, in whole or in part, together with accrued interest upon the amount prepaid. All prepayments applied to principal shall be applied to installments in the inverse order of maturity.





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         9.3     APPLICATIONS.  The Bank in its discretion may apply any
                 payment received to any Obligation of the Co-Borrowers that is due and payable.

         9.4     [Intentionally Deleted.]

         9.5 COMMITMENT FEE. Co-Borrowers agree to pay to the Bank on the date hereof a commitment fee equal to $13,000, which is equal to one percent (1.0%) of the maximum credit accommodations available under the Short-Term Revolver Credit Commitment and the Term Loan Commitment.

10 SECURITY AGREEMENT. As security for the repayment of the Obligations, the Co-Borrowers shall duly execute and deliver to the Bank a Security Agreement in a form acceptable to the Bank, granting a first Security Interest to the Bank in and to the Collateral.

11 GUARANTIES. As further security for repayment of the Obligations, each of the Guarantors shall duly execute and deliver to the Bank an absolute and unconditional Guaranty of the Obligations in a form acceptable to the Bank. Such Guaranties shall be in addition to any and all existing Guaranties in favor of the Bank.

12       [Intentionally Deleted.]

13 GENERAL REPRESENTATIONS AND WARRANTIES. The Co-Borrowers represent and warrant to the Bank as follows:

         13.1 ORGANIZATION, QUALIFICATION AND OWNERSHIP. Concorde Gaming Corporation is a corporation duly organized and validly existing under the laws of the State of Colorado and Concorde Gaming of South Dakota, Inc. is a corporation duly organized and validly existing under the laws of the State of South Dakota, and that they (i) have full and adequate corporate power to carry on their business as now conducted, (ii) are duly licensed or qualified in all jurisdictions wherein the nature of their activities require such licensing or qualifying, and (iii) have full right and authority to enter into and perform this Agreement. The Parent owns 100% of the issued and outstanding capital stock of the Subsidiary.

         13.2 FINANCIAL REPORTS. Co-Borrowers have delivered to the Bank a copy of the consolidated audited financial report of the Co-Borrowers dated as of and for the period ending September 30, 1995 (including a balance sheet and income and cash flow statements and notes thereto). The Co-Borrowers have also delivered unaudited financial statements including a balance sheet and income and cash flow statements for the periods ending December 31, 1995 and March 31, 1996. Such financial statements have been prepared in accordance with GAAP on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the consolidated financial position of the





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                 Co-Borrowers as of the dates thereof, and the results of its operations for the periods covered thereby. Since the date of the most recent financial statement, there has been no Material Adverse Occurrence relating to the condition, financial or otherwise, of the Co-Borrowers. The Co-Borrowers have disclosed to the Bank in writing any and all facts known to the Co-Borrowers or which the Co-Borrowers believe might materially and adversely affect the business, operations and condition, financial or otherwise, of the Co-Borrowers and the Co-Borrowers' ability to perform their Obligations under the Loan Documents.

         13.3 LITIGATION; TAX RETURNS. Except as disclosed to Bank in writing, there is no litigation or governmental proceeding pending, nor to the knowledge of the Co-Borrowers threatened, against the Co-Borrowers for which there is a reasonable possibility of an adverse determination, that would result in any Material Adverse Occurrence in the properties, business or operations of the Co-Borrowers. All United States federal, state and local income tax returns for the Co-Borrowers required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid in full. There are no pending or threatened objections to or controversies in respect of the United States federal income tax returns of the Co-Borrowers for any fiscal year.

         13.4 REGULATION U. No part of the proceeds of any Advance hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

         13.5 NO DEFAULT. As of the date of this Agreement, the Co-Borrowers are in full compliance with all of the terms and conditions of this Agreement and no Default or Event of Default is existing under this Agreement.

         13.6 ERISA. To the extent applicable, Co-Borrowers are in compliance in all material respects with ERISA.

         13.7 LIENS. The Bank's Security Interests hereunder are first priority Security Interests in all of the Collateral. There are no Security Interests, liens or encumbrances on any of the Collateral except such as are permitted by Subsection 15.4 or Security Interests in favor of the Bank.

         13.8 ENVIRONMENTAL LAW. The Co-Borrowers have not received any notice to the effect that their respective operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or Hazardous Substance into the environment.





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         13.9    REAFFIRMATION WITH ADVANCES.  Each representation and warranty shall be deemed to be restated and reaffirmed to the Bank on and as of the date of each Advance under this Agreement, except that any reference to the financial statements referred to in this Section shall be deemed to refer to the financial statements then most recently delivered to the Bank pursuant to Section 14.

         13.10 USE OF PROCEEDS. The Co-Borrowers will use the proceeds of each Advance and other extension of credit by the Bank hereunder only for working capital purposes, except to the extent loans are made for the refinancing of Equipment in accordance with this Agreement.

         13.11 AUTHORIZATION; NO CONFLICT; NO APPROVALS, ETC. The execution and delivery by each of the Co-Borrowers of each of the Loan Documents and the performance thereof by each of the Co-Borrowers, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) contravene any laws, including without limitation, any Gaming Laws currently in effect, applicable to or binding on it, the Collateral or their respective businesses; (ii) violate any provision of its respective charter or bylaws; (iii) result in a breach of or constitute a default under (with or without the giving of notice or lapse of time or both) any indenture, mortgage, deed of trust, lease, loan or any other agreement or instrument to which either of the Co-Borrowers is a party; (iv) require any governmental license, notice, consent or approval by any federal, state or local governmental authority; or (v) require the Bank to provide any notice to or obtain any license or other approval from any federal, state or local governmental authority under any Gaming Laws.

         13.12 LICENSES. The Co-Borrowers have obtained all licenses, registrations and permits required under any Gaming Laws for the conduct of its business and the ownership and operation of the Equipment and the Bank is not required to provide any notice nor obtain any license, permit or approval under any Gaming Laws in connection with the execution of any Loan Documents or the transactions evidenced thereby.

         13.13 EQUIPMENT LIST. The Equipment described on Schedule 1 to the Security Agreement and the current location of the Equipment is true and correct in all respects.

         13.14   VLT SPACE LEASES.  Each of the VLT Space Leases described on
                 Schedule 1 to the Security Agreement continue in full force and effect as of the date hereof, without default by any party thereto, and a true and correct copy or original thereof, together with all amendments thereto, has been delivered to the Bank.

14 AFFIRMATIVE COVENANTS. Each of the Co-Borrowers agree that it will and will cause its subsidiaries to:





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         14.1    FINANCIAL INFORMATION.

                 14.1.1   [Intentionally Deleted.]

                 14.1.2   ANNUAL FINANCIAL REPORT.  Within one hundred five
                          (105) days after the end of Co-Borrowers' fiscal year provide the Bank with a complete audited financial report prepared and certified without qualification by Independent Public Accountants for the Co-Borrowers on a consolidated basis. If the Co-Borrowers shall fail to supply said report timely, the Bank shall have the right to employ certified public accountants acceptable to the Bank at the Co-Borrowers' expense for said purpose.

                 14.1.3 MONTHLY FINANCIAL REPORTS/COVENANT COMPLIANCE CERTIFICATE. Within thirty (30) days after the end of each calendar month commencing June 30, 1996, provide the Bank with a balance sheet and income statements of the Co-Borrowers and their subsidiaries for said month and year-to-date, on a consolidated and consolidating basis, certified as correct by an officer or the controller of Co-Borrowers; together with a Covenant Compliance Certificate certified as correct by an officer or the controller of the Co-Borrowers.

                 14.1.4 FINANCIAL STATEMENT OF GUARANTOR. On or before June 15th of each year the Co-Borrowers will provide the Bank with sworn financial statements for each Guarantor, and all income tax returns of the Guarantors promptly after they are filed with the applicable governmental agencies.

                 14.1.5 OTHER INFORMATION. From time to time, at the Bank's request, the Co-Borrowers shall provide the Bank with any and all other material, reports, information, or figures required by the Bank.

         14.2 ACCESS TO RECORDS. Permit the Bank and its representatives access to, and the right to make copies of, the books, records, and properties of each of the Co-Borrowers and its subsidiaries at all reasonable times; and permit the Bank and its representative to discuss the financial matters of the Co-Borrowers and its subsidiaries with all applicable officers and their Independent Public Accountant (and, by this provision, Co-Borrowers authorize their Independent Public Accountant to participate in such discussions).

         14.3 PAYMENT OF TAXES. Pay when due all taxes, assessments, and other Liabilities against each of the Co-Borrowers and its subsidiaries or its properties except those which are being contested in good faith and for which an adequate reserve





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                 has been established; each of the Co-Borrowers and its
                 subsidiaries shall make all withholding payments when due.

         14.4 NOTIFICATION OF MANAGEMENT CHANGE. Promptly notify the Bank in writing of any substantial change in the present management of either of the Co-Borrowers or its subsidiaries.

         14.5 ERISA PLAN COMPLIANCE. Pay when due all amounts necessary to fund in accordance with its terms any Plan.

         14.6 COMPLIANCE WITH LAWS. Comply in all material respects with all laws, acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its business operation or Collateral or any part thereof, including, without limitation, all Gaming Laws; provided, however, that Co-Borrowers may contest any such law, act, rule, regulation or order in good faith by appropriate proceedings so long as (i) Co-Borrowers first notify the Bank in writing of such contest, and (ii) such contest does not, in the Bank's sole discretion, adversely affect the Bank's right or priority in the Collateral or impair Co-Borrowers' ability to pay the Obligations when due.

         14.7 NOTIFICATION OF PROCEEDINGS. Promptly notify the Bank in writing and keep the Bank apprised of any litigation, governmental or administrative proceeding which (i) involves any gaming license or approval, including, without limitation, any gaming license or approval required to be maintained by any VLT Space Lessor, (ii) involves an amount in dispute in excess of $100,000, (iii) relates to the matters which are the subject of this Agreement, or (iv) if determined adversely to either of the Co-Borrowers or its subsidiaries, would be a Material Adverse Occurrence.

         14.8 BANK ACCOUNTS/OTHER FINANCINGS. Maintain Co-Borrowers business accounts at the Bank. The Parent also agrees that it shall provide the Bank a good faith opportunity to (i) provide any additional financing required for the business operations of either of the Co-Borrowers or any of their subsidiaries, and (ii) obtain the primary business accounts associated with the 4 Bears Casino, and Lodge located in New Town, North Dakota.

         14.9 MINIMUM CASH COVERAGE. As of each fiscal year end, the Co-Borrowers shall maintain on a consolidated basis the ratio of (i) EBITDA to (ii) Debt Service plus taxes of not less than
                 1.0 to 1.0 for fiscal year end September 30, 1996, and 1.3 to
                 1.0 for each fiscal year end thereafter.

         14.10 MINIMUM NET INCOME. Earn a minimum consolidated Net Income of at least $800,000 in each fiscal year.





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         14.11   DEBT LEVEL.  Maintain on a consolidated basis the ratio of:
                 (i) Liabilities minus the outstanding principal amount of Subordinated Debt to (ii) Capital Base at not greater than the ratio of 2.6 to 1.0 at all times.

         14.12 UPDATED EQUIPMENT LIST/VLT SPACE LEASES. Furnish the Bank, within thirty (30) days after the end of each calendar month, updated Equipment lists similar to Schedule 1 to the Security Agreement showing the current location of all Equipment, which list shall be accompanied by all amendments to and any new VLT Space Leases. The Co-Borrowers agree that they shall not make any material modifications to the VLT Space Leases without the prior written consent of the Bank and any new VLT Space Leases shall be executed in a form similar to that currently provided to the Bank and provided further that such Leases shall contain no restrictions on the assignment of such Leases to the Bank by the Co-Borrowers.

         14.13 SECURITIES REPORTS. As soon as available and in any event within sixty (60) days after the end of the first three fiscal quarters of each fiscal year of Parent, Form 10Qs of Parent shall have been delivered to Bank and within one hundred five
                 (105) days after the end of each fiscal year of Parent, Form 10K of Parent shall have been delivered to the Bank.

         14.14 COMPLIANCE BY VLT SPACE LESSORS. Use their best efforts to cause each of the VLT Space Lessors to comply in all material respects with all applicable Gaming Laws associated with maintaining any video lottery terminal at the location of the VLT Space Lessor.

15 NEGATIVE COVENANTS. Each of the Co-Borrowers agrees that they will not and shall cause each of their subsidiaries not to:

         15.1    [Intentionally Deleted.]

         15.2    [Intentionally Deleted.]

         15.3 PROHIBITION AGAINST DISTRIBUTIONS. Purchase or redeem any shares of either of the Co-Borrowers' or any of their subsidiaries stock or declare or pay any dividends (other than dividends payable in capital stock) or make any distribution to stockholders of any assets of either of the Co-Borrowers or any of their subsidiaries or make any distribution which would result in an Event of Default. Notwithstanding this Section, distributions to Parent from any of its subsidiaries are authorized prior to the occurrence of an Event of Default.

         15.4 NEGATIVE PLEDGES. Create or permit to exist any Security Interest on the Bank's Collateral, now owned or hereafter acquired except: (i) those created in the Bank's favor and held by the Bank; or (ii) lieus of current taxes not delinquent





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                 or taxes which are being contested in good faith for which a full cash reserve has been established at the Bank.

         15.5 REORGANIZATION. Effect any material recapitalization; or be a party to any merger or consolidation; or, except in the normal course of business, sell, transfer, convey or lease all or any substantial part of its property;

         15.6 INVESTMENTS. Make any Investments with respect to any Person or any business, except for (i) Investments permitted by
                 Section 15.7, and (ii) without duplication, prior to the occurrence of any Default or Event of Default and provided such Investment will not cause any such Default or Event of Default, Investments not to exceed $1,000,000 per year that are not otherwise prohibited.

         15.7 DEBTS FROM INSIDERS. Permit any amount to be owing between or amongst any of the Co-Borrowers and/or their subsidiaries, or to any such entities by all or any of their respective employees, officers, directors, or shareholders, or members of their families, as a result of any borrowings, purchases, investments, travel advances or other transactions or events, except that prior to the occurrence of any Default or Event of Default and provided such transaction will not cause any Default or Event of Default, such indebtedness may be incurred or extended provided the aggregate of all such amounts are not in excess of $100,000 on a consolidated basis.

         15.8 CONDITIONAL OBLIGATIONS. Become a guarantor or surety or pledge its credit or its Collateral on any undertaking of another, except to Co-Borrowers' customers in the ordinary course of business.

         15.9 OTHER DEFAULTS. Permit any default to occur under the terms of any note, loan agreement, lease, Mortgage, contract for deed, security agreement, or other contractual obligation binding upon Co-Borrowers which would, with the giving of notice or passage of time, permit the acceleration or otherwise result in the maturity of Liabilities exceeding $250,000 in the aggregate.

         15.10   FISCAL YEARS.  Change its fiscal year.

         15.11 ERISA VIOLATIONS. Violate any provision of ERISA or of any Plan.

         15.12 INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by Co-Borrowers by the performance by Co-Borrowers of their Obligations under any Loan Document.

         15.13 CASINO MANAGEMENT AGREEMENT. Enter into any amendment or modification of the Management Agreement without fifteen (15) days prior written notification to the Bank, accompanied by a true and correct copy of the proposed amendment.





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         15.14   NO RELOCATION OF VLTS.  Relocate any of the Equipment from their current locations to any location outside of the State of South Dakota without the prior written consent of the Bank, nor relocate such Equipment to any new location within the State of South Dakota unless: (i) all governmental licenses and approvals required for any relocation have been obtained, and (ii) the Bank has received all applicable original VLT Space Leases with respect to any new location, together with any executed financing statements, landlord consents and other agreements necessary in the reasonable opinion of the Bank to insure the continued first priority security interest of the Bank in and to such Equipment.

16 DEFAULT AND REMEDIES. It shall be an Event of Default under this Agreement if any one of the following shall occur:

         16.1 Co-Borrowers fail to make any payment required under this Agreement or any present or future supplements hereto or under any other agreement between Co-Borrowers and the Bank, including the Loan Documents, when due, or if payable upon demand; or

         16.2 Co-Borrowers fail to observe or perform any covenant, condition or agreement in this Agreement, any of the other Loan Documents or in any other agreement between the Co-Borrowers and the Bank when and as required; or

         16.3 Any warranty, representation or statement made or furnished to the Bank by or on behalf of Co-Borrowers or any Guarantor proves in have been false in a material respect when made or reaffirmed by the Co-Borrowers or Guarantor; or

         16.4 Co-Borrowers or any Guarantor becomes insolvent or Co-Borrowers or any Guarantor generally fails to pay, or admit in writing its or his inability to pay, its or his debts as they become due; or

         16.5 Co-Borrowers or any Guarantor applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for it or him or for any of its or his property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Co-Borrowers or for Guarantor or for a substantial part of Co-Borrowers' or any Guarantor's property; or

         16.6 Any bankruptcy reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Co-Borrowers or any Guarantor; or

         16.7 Any judgments, writs, warrants of attachment, executions or similar process (not covered by insurance) in the aggregate amount that exceeds $100,000 is issued or levied against Co-Borrowers, any Guarantor or any of its or his assets and is not released, vacated or fully bonded prior to any sale and in any event within five days after its issue or levy; or

         16.8    Any Guarantor attempts to revoke his or its Guaranty;

         16.9    Any Guarantor dies; or

         16.10 The Management Agreement is amended or modified in violation of Section 15.13 hereof, or the Management Agreement is canceled, terminated or voided in any material respect by any of the parties thereto or by any governmental authority, or the Parent and/or Bruce H. Lien Company is ousted as the managers of, or its management role is materially curtailed with respect to, the 4 Bears Casino and Lodge; provided, however, that in connection with the involuntary occurrence of any of the foregoing, Parent shall be provided one hundred twenty (120) days from the occurrence of the same to diligently contest and cure such action.

Upon the occurrence of any Event of Default, all Obligations shall be and become immediately due and payable, at the option of the Bank, without any declaration, notice, presentment, protest, demand or dishonor of any kind (all of which are hereby waived) and the Co-Borrowers' ability to obtain any additional Advances under this Agreement shall be immediately and automatically terminated. Upon the occurrence of an Event of Default, the Bank shall have all the rights and remedies of a secured party under the Commercial Code, including, without limitation, any and all rights and remedies provided under the Security Agreement.

17 CONDITIONS PRECEDENT TO LOANS. Without limiting the other conditions of this Agreement, the obligation of the Bank to make any Advance under this Agreement is further subject to the condition precedent that the Bank shall have received on or before the date of the initial Advance to be made hereunder all of the following:

         17.1 The Short-Term Revolving Note, the Term Note, the Security Agreement and each of the other Loan Documents, each executed and delivered by the Co-Borrowers and any other applicable party;

         17.2 UCC searches from the filing offices in all states required by the Bank which reflect that the Bank holds a first priority Security Interest and no other Person holds a Security Interest in any Collateral of Co-Borrowers, except for Security Interests permitted by Subsection 15.4.;

         17.3 Guaranties, in form and substance satisfactory to the Bank, appropriately completed and duly executed by each of the Guarantors;

         17.4 Corporate resolutions of the Co-Borrowers in a form acceptable to the Bank;

         17.5 A copy of the Co-Borrowers' respective articles of incorporation certified by the Secretary of State and a copy of the Co-Borrowers' bylaws;

         17.6 A Certificate of Good Standing for the Co-Borrowers issued by its state of incorporation and by those states requested by the Bank;

         17.7 Evidence of insurance for all insurance required by the Loan Documents,

         17.8 An officers certificate, in form and substance satisfactory to the Bank, executed by the President of Co-Borrowers (the "Officer's Certificate");

         17.9    A current Covenant Compliance Certificate;

         17.10   A landlord waiver or mortgagee waiver (if applicable);

         17.11 Debt Subordination Agreements, in form and substance satisfactory to the Bank, appropriately completed and duly executed by each holder of Subordinated Debt (if applicable);

         17.12   Co-Borrowers' legal opinion (if required);

         17.13 True and correct copies of the Management Agreement, duly certified by a corporate officer of the Parent and the Bruce
                 H. Lien Company; and

         17.14 True and correct copies of all VLT Space Leases (including amendments) with respect to the Equipment, duly certified by the Presidents of the Co-Borrowers.

18       MISCELLANEOUS.

         18.1 The performance or observance of any affirmative or negative covenant or other provision of this Agreement and any supplement hereto may be waived by the Bank in a writing signed by the Bank but not otherwise. No delay on the part of the Bank in the exercise of any remedy, power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any remedy, power or right preclude other or further exercise thereof or the exercise of any other remedy, power or right. Each of the rights and remedies of the Bank under this Agreement will be cumulative and not exclusive of any other right or remedy which the Bank may have hereunder or as allowed by law.

         18.2 Any notice, demand or consent authorized by this Agreement to be given to Co-Borrowers or the Bank shall be deemed to be given when transmitted by telex or telecopier or personally delivered, or three days after being deposited in the U.S. mail, postage prepaid, or one day after delivery to Federal Express or other overnight courier service, in each case addressed to the respective address shown in the opening paragraph of this Agreement, or at such other address as may be provided from time to time by either party in writing as the designated address for notice hereunder.

         18.3 This Agreement, including exhibits and schedules and other agreements referred to herein, is the entire agreement between the parties, cannot be changed, terminated or amended orally, and shall be deemed effective as of the date it is accepted by the Bank.

         18.4 Each of the Co-Borrowers jointly and severally agrees to pay and will reimburse the Bank on demand for all reasonable out-of-pocket expenses incurred by the Bank relating to this Agreement, including without limitation filing and recording fees and reasonable attorneys' fees and reasonable legal expenses, including costs of in-house counsel (whether or not suit is commenced), whether incurred in the negotiation and preparation of this Agreement, in the protection and perfection of the Bank's Security Interest in the Collateral, in the enforcement of any of the provisions of this Agreement or of the Bank's rights and remedies hereunder and against the Collateral, in the defense of any claim or claims made or threatened against the Bank arising out of this transaction, or otherwise including, without limitation, in each instance, all reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment.

         18.5 This Agreement and obligations thereunder shall be binding upon each of the Co-Borrowers and the Bank and their respective successors, assigns, heirs, and personal representatives and shall inure to the benefit of Co-Borrowers, the Bank and the successors and assigns of the Bank, except that neither of the Co-Borrowers may assign or transfer their rights hereunder without the prior written consent of the Bank, and any assignment or transfer in violation of this provision shall be null and void. In connection with the actual or prospective sale by the Bank of any interest or participation in the Obligations, Co-Borrowers authorize the Bank to furnish any information in its possession, however acquired, concerning Co-Borrowers or any of their Affiliates to any Person or entity.

         18.6 Each of the Co-Borrowers shall be jointly and severally liable for the payment and performance of all Obligations, including, without limitation, any obligations owing under this Agreement and each of the other Loan Documents, and each of the Co-Borrowers hereby acknowledges and agrees that it has not executed and delivered any of such agreements, documents or instruments as an accommodation maker, surety or guarantor, all of which defenses, if any, are hereby forever waived and released.

         18.7 If any Person shall acquire a participation in Advances made to Co-Borrowers hereunder, Co-Borrowers hereby grant to any such Person holding a participation, and such Person shall have and is hereby given a continuing Security Interest in any money, securities and other property of Co-Borrowers in the custody or possession of such Participant as fully as if such Participant had lent directly to the Co-Borrowers the amount of such participation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             BNC NATIONAL BANK OF MINNESOTA


                                             By:
                                                -------------------------------
                                                   Its:
                                                       ------------------------


                                             CONCORDE GAMING CORPORATION,


                                             By:
                                                -------------------------------
                                                   Its:
                                                       ------------------------


                                             CONCORDE GAMING OF SOUTH DAKOTA,
                                             INC.


                                             By:
                                                -------------------------------
                                                   Its:
                                                       ------------------------

                             DEFINITIONS SUPPLEMENT
                                       TO
                               BNC NATIONAL BANK
                                 LOAN AGREEMENT

         "ADVANCES" shall mean loans made by the Bank to the Co-Borrowers hereunder and all loans evidenced by existing notes of the Co-Borrowers made payable to the Bank.

         "AFFILIATE" shall include, with respect to any party, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and, in addition, in the case of Co-Borrowers, each officer, director, shareholder, joint venturer or a partner of Co-Borrowers.

         "AGREEMENT" shall mean this agreement as supplemented, revised and modified from time to time.

         "CAPITAL BASE" of Co-Borrowers at any date shall mean on a consolidated basis with their subsidiaries the sum of (i) the Tangible Net Worth on such date plus (ii) the outstanding principal amount of Subordinated Debt on such date.

         "CO-BORROWERS" shall individually and collectively, as the context may require, mean Concorde Gaming Corporation, a Colorado corporation, and Concorde Gaming of South Dakota, Inc., a South Dakota corporation.

         "COLLATERAL" shall have the meaning provided in the Security
Agreement.

         "COMMERCIAL CODE" shall mean the Uniform Commercial Code as enacted in the State of Minnesota, as amended from time to time.

         "CONTINGENT OBLIGATIONS" shall mean, with respect to any Person, all of such Person's liabilities and obligations which are based upon one or more contracts and are contingent upon and will not mature unless and until the occurrence of some event or circumstance and which are not included within the definition of Liabilities of such Person.

         "COVENANT COMPLIANCE CERTIFICATE" shall mean the Compliance Certificate in the form of Exhibit C to the Agreement or such other form as the Bank may require from time to time.

         "DEBT SERVICE" shall mean all scheduled payments of principal and interest on the consolidated Liabilities of the Co-Borrowers and their subsidiaries.

         "DEBT SUBORDINATION AGREEMENT" shall mean that certain Debt Subordination Agreement of even date herewith executed by Brustuen "Bruce" H. Lien.

         "DEFAULT" shall mean any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

         "EBITDA" shall mean, on a consolidated basis, the Net Income of the Co-Borrowers and their subsidiaries, less interest, taxes, depreciation and amortization, each as determined in accordance with GAAP, plus any cash actually received by the Parent from Bruce H. Lien Company which constitutes the proceeds of any principal repayment received by Bruce H. Lien Company for loans extended by it under the Management Agreement in connection with the construction, development and operation of the 4 Bears Casino & Lodge.

         "EQUIPMENT" shall have the meaning provided in the Security Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

         "EVENT OF DEFAULT" shall have the meaning provided in Section 16 of the Agreement.

         "GAAP" shall mean Generally Accepted Accounting Principles consistently applied and maintained throughout the period indicated and consistent with the financial statements delivered to Bank pursuant to Section 14 of the Agreement. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         "GAMING LAWS" shall mean the South Dakota State Lottery Act, S.D. Codified Laws Section 42-7A-1, et seq., and the rules and regulations promulgated thereunder, together with any other federal, state or local laws, rules, regulations or ordinances applicable to the conduct of either of the Co-Borrower's gaming businesses, including, without limitation, the ownership and operation of the Equipment.

         "GUARANTOR(S)" shall mean Brustuen "Bruce" H. Lien and any other Person who enters into a Guaranty of any of the Obligations.

         "GUARANTY(IES)" shall mean that certain Guaranty dated as of the date hereof from Brustuen "Bruce" H. Lien and any other agreement whereby a Person guarantees the payment or performance of any of the Obligations.

         "HAZARDOUS SUBSTANCE" shall mean any "hazardous substance," "hazardous waste," "pollutant," "contaminant" or other similar material as defined by any United States federal, state, or local law or rule applicable to Co-Borrowers or any of the Collateral.

         "INDEPENDENT PUBLIC ACCOUNTANTS" shall mean any firm of independent certified public accountants which is acceptable to the Bank.

         "INVESTMENTS" shall mean, with respect to any Person, all investments by such Person in any other Persons in the form of loans or guaranties, advances or capital contributions (excluding commission, travel, relocation, and other advances to employees, officers, directors or shareholders, or members of their families, made in the ordinary course of business), purchases or other acquisitions for consideration of debt or equity or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "LIABILITIES" of any Person shall mean those items which, in accordance with GAAP, would appear as Liabilities on a balance sheet.

         "LOAN DOCUMENT(S)" shall mean individually or collectively, as the case may be, the Agreement, the Guaranties, the Short-Term Revolving Note, the Term Note, the Security Agreement, the Debt Subordination Agreement and any and all other documents executed, delivered or referred to herein, as originally executed and as amended, revised, supplemented and replaced from time to time.

         "MANAGEMENT AGREEMENT" shall mean that certain Management Agreement dated December 7, 1992, entered into by and among Bruce H. Lien Company and the Three Affiliated Tribes with respect to the development and management of the 4 Bears Casino & Lodge in New Town, North Dakota.

         "MATERIAL ADVERSE OCCURRENCE" shall mean any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which materially adversely affects the present or prospective financial condition or operations of either of the Co-Borrowers, any of their subsidiaries, and/or a Guarantor or impair the ability of either of the Co-Borrowers and/or a Guarantor to perform its or their Obligations under this Agreement or any other Loan Document.

         "NET INCOME" for any period shall mean the consolidated Net Income of the Co-Borrowers and their subsidiaries for such period, determined in accordance with GAAP excluding, however, (1) extraordinary gains, and (2) gains whether or not extraordinary from sales or other dispositions of assets other than the sale of Inventory in the ordinary course of business.

         "OBLIGATIONS" shall have the meaning provided in the Security
Agreement.

         "PERSON" shall mean any natural person, corporation, firm, partnership, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" shall mean each employee benefit Plan or other class of benefits covered by Title IV of ERISA, in either case whether now in existence or hereafter instituted, of Co-Borrowers.

         "REFERENCE RATE" shall at any time mean at the time any determination thereof is to be made, the fluctuating per annum rate of interest then most recently reported in the Wall Street Journal as the "Prime Rate" (the base rate on corporate loans at the 30 largest U.S. money center commercial banks) and if reported as a range, the interest rate shall be the mid-point of the range. In the event that the Wall Street Journal ceases to report the Prime Rate, then "Prime Rate" shall mean the fluctuating interest rate per annum announced from time to time by the Bank as its Prime Rate (or, if otherwise denominated, such Lender's or Bank's reference rate for interest rate calculations on general commercial loans for short-term borrowings). The Co-Borrowers acknowledge that the Reference Rate may not be the lowest rate made available by Bank to its customers and that Bank may lend to its customers at rates that are at, above or below the Reference Rate.

         "SECURITY AGREEMENT" shall mean that certain Security Agreement of even date herewith, and any and all other Security Agreements heretofore or hereafter, executed by the Co-Borrowers, as debtor, in favor of the Bank, as secured party.

         "SECURITY INTEREST" shall mean any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by Co-Borrowers to grant any lien, security interest or pledge, mortgage or encumber any asset.

         "SHORT-TERM REVOLVER CREDIT COMMITMENT" shall mean the obligation of the Bank to make Advances pursuant to Section 4 of the Agreement

         "SHORT-TERM REVOLVING NOTE" shall mean the Short-Term Revolving Note referred to in Section 4 of the Agreement.

         "SUBORDINATED DEBT" shall mean indebtedness of Co-Borrowers for borrowed money which is subordinated to the Obligations in writing on terms satisfactory to Bank in its sole discretion.

         "TANGIBLE NET WORTH" of Co-Borrowers and the subsidiaries shall mean on a consolidated basis, the total of all assets appearing on a balance sheet of Co-Borrowers, prepared in accordance with GAAP, after deducting all proper reserves (including reserves for depreciation, obsolescence and amortization) minus all Liabilities of such entities; excluding, however, from the determination of total assets: (i) goodwill, memberships, trademarks, trade names, service marks, copyrights, patents, licenses, organization expenses, research and development expenses and other similar intangibles; (ii) all deferred charges or unamortized debt discount; (iii) treasury stock; (iv) securities that are not readily marketable; (v) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to September 30, 1995; (vi) notes or receivables due from employees, officers, directors or shareholders; (vii) notes or receivables due from any Affiliate; (viii) all other intangible assets in existence on the date of this Agreement and determined by Bank, in its absolute discretion, to be intangible assets; and (ix) any asset acquired subsequent to the date of this Agreement which the Bank determines, in its reasonable discretion, to be an intangible asset.

         "TERM LOAN COMMITMENT" shall mean the obligation of the Bank to make Advances pursuant to Section 5 of the Agreement.

         "TERM NOTE" shall mean the promissory note referred to in Section 5 of the Agreement.

         "TERMINATION DATE" shall have the meaning set forth in Section 3 of the Agreement.

         "VLT SPACE LEASES" shall mean each of the space leases entered into by either of the Co-Borrowers with each of the VLT Space Lessors in connection with the renting of space for the operation of the Equipment, each of which Leases are more specifically described on Schedule I attached to the Security Agreement.

         "VLT SPACE LESSOR(S)" shall mean each of the Space Lessors who have leased space to either of the Co-Borrowers with respect to maintaining and operating the Equipment.